UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

SOUTHWEST BANCORPORATION OF TEXAS, INC.

(Exact name of registrant as specified in charter)

Texas	000-22007	76-0519693
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY HOUSTON, TEXAS (Address of Principal Executive Offices)	77027 (Zip Code)

(713) 235-8800
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On June 17, 2004, Southwest Bancorporation of Texas, Inc. (the “Company”) issued a press release announcing a stock dividend payable at the rate of one share of the Company’s common stock for each share of the Company’s common stock issued and outstanding as of July 1, 2004, payable on July 15, 2004, to the holders of the common stock of record as of the close of business on July 1, 2004. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference to such exhibit.

Item 7 (c). Exhibits.

     Exhibit 99.1 Press Release dated June 17, 2004.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORPORATION OF TEXAS, INC.

Dated: June 17, 2004	By:	/s/ Laurence L. Lehman III

Laurence L. Lehman III
Controller

3

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated June 17, 2004.

4